Exhibit 99.4

THE BANK OF NEW YORK MELLON CORPORATION

DESIGNATION OF POWER OF ATTORNEY

I, Nicholas R. Darrow, in my capacity as Attorney-in Fact for The Bank of New York Mellon Corporation (“BNY Mellon Corporation”) and those BNY Mellon Corporation subsidiaries listed on Exhibit A attached hereto (the “BNY Mellon Subsidiaries”, and together with BNY Mellon Corporation, the “BNY Mellon Companies”), pursuant to the authority granted to me by the BNY Mellon Companies through a Power of Attorney, hereby make, constitute each of Lori Cimino, Ivan Arias, and Andrew Weiser (the “Authorized Persons”, and each an “Authorized Person”), acting individually, the true and lawful attorney of each of the BNY Mellon Companies, to execute and deliver in their name and on their behalf, whether a BNY Mellon Company is acting individually or as representative of all BNY Mellon Companies, with respect to securities which may be deemed to be beneficially owned by a BNY Mellon Company or under a BNY Mellon Company’s investment discretion, any and all filings required to be made under:

•	the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including those filings required to be submitted on Form 13F, Schedule 13G and Form SH, and

•	the laws of any jurisdiction other than the United States of America, including those filings made to disclose securities holdings as required to be submitted to regulatory agencies, exchanges and/or issuers, delegating unto said Authorized Person, power to act as attorney-in-fact power, and authority to correspond with issuers, regulatory authorities, and other entities as is required in support of the filings referenced above, and to act in the premises as fully and to all intents and purposes as the Company might or could do to comply with the applicable regulations if personally present by one of its authorized signatories (including, but not limited to, instructing local counsel on a Company's behalf), hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney granted under this Designation to the Authorized Person shall expire as to each particular person upon the earlier of: (i) the date on which BNY Mellon Corporation notifies such person in writing that he/she no longer has such power and authority and (ii) the date on which such person ceases to be an employee of BNY Mellon Corporation or a BNY Mellon Company.

/s/ NICHOLAS R. DARROW
Nicholas R. Darrow
Attorney-in-Fact

Dated:   20 April 2015

EXHIBIT A

LIST OF BNY MELLON SUBSIDIARIES

BANKS/BANK HOLDING COMPANIES

•	The Bank of New York Mellon
•	The Bank of New York Mellon Trust Company, National Association
•	BNY Mellon, National Association
•	BNY Mellon Trust of Delaware

INVESTMENT ADVISERS AND/OR BROKER-DEALERS

•	BNY Mellon ARX Investimentos Ltda (parent holding company of BNY Mellon Ativos Financeiros Ltda)
•	The Boston Company Asset Management LLC
•	The Dreyfus Corporation (parent holding company of MBSC Securities Corporation)
•	Insight Investment Management (Global) Limited
•	Lockwood Advisors, Inc.
•	Mellon Capital Management Corporation
•	Newton Capital Management Limited
•	Newton Investment Management Limited
•	Standish Mellon Asset Management Company LLC
•	CenterSquare Investment Management, Inc.
•	CenterSquare Investment Management Holdings, Inc.
•	Walter Scott & Partners Limited
•	BNY Mellon Wealth Management, Advisory Services, Inc.
•	BNY Mellon Trust Company(Cayman) Limited
•	BNY Mellon Managed Investments Limited.
•	BNY Mellon Investment Management Cayman Limited
•	Cutwater Asset Management Corporation
•	Cutwater Investor Services Corporation

•	BNY Mellon Capital Markets, LLC.
•	MBSC Securities Corporation
•	Pershing LLC

PARENT HOLDING COMPANIES/CONTROL PERSONS

•	The Bank of New York Mellon Corporation
•	B.N.Y. Holdings (Delaware) Corporation (parent holding company of BNY Mellon Trust of Delaware)
•	Insight Investment Management Limited (parent holding company of Insight Investment Management (Global) Limited)
•	MAM (MA) Holding Trust (parent holding company of Standish Mellon Asset Management Company LLC; The Boston Company Asset Management LLC)
•	MBC Investments Corporation (parent holding company of Mellon Capital Management Corporation; BNY Mellon Investment Management (Jersey) Ltd.)

•	BNY Mellon Investment Management (Jersey) Ltd. (parent holding company of BNY Mellon Investment Management (Europe) Ltd.)
•	BNY Mellon Investment Management (Europe) Ltd. (parent holding company of BNY Mellon Investment Management Europe Holdings Ltd.; BNY Mellon Investment Management Cayman Limited)
•	BNY Mellon Investment Management Europe Holdings Ltd. (parent holding company of BNY Mellon International Asset Management Group Limited; Mellon JV Limited)
•	BNY Mellon International Asset Management Group Limited (parent holding company of Newton Management Limited; BNY Mellon International Asset Management (Holdings) Limited; Insight Investment Management Limited)
•	BNY Mellon Asset Management International Holdings Limited (parent holding company of BNY Mellon Asset Management Japan Limited)
•	Mellon Overseas Investment Corporation (parent holding company to BNY Mellon Servicos Financeiros Distribuidora de Titulos e ValoresMobiliarios S.A. and (indirect) BNY Mellon Gestao de Patrimonio Ltda; Mellon Canada Holding Company)
•	Newton Management Limited (parent holding company of Newton Capital Management Limited; Newton Investment Management Limited)
•	Pershing Group LLC (parent holding company of Lockwood Advisors, Inc. and Pershing LLC)
•	The Bank of New York Mellon SA/NV (parent holding company of BNY Mellon Service Kapitalanlage-Gesellschaft mbH)
•	Mellon JV Limited (parent holding company of BNY Mellon Investment Holdings (Germany) Limited)
•	BNY Mellon Investment Holdings (Germany) Limited (parent holding company of Meriten Investment Management GmbH)
•	BNY Mellon International Asset Management (Holdings) Limited (parent holding company of BNY Mellon International Asset Management (Holdings) No. 1 Limited)
•	BNY Mellon International Asset Management (Holdings) No. 1 Limited (parent holding company of Walter Scott & Partners Limited)
•	Mellon Canada Holding Company (parent holding company of BNY Mellon Wealth Management, Advisory Services, Inc)
•	BNY International Financing Corporation (parent holding company ofBNY Mellon Trust Company (Cayman) Limited)
•	BNY Capital Markets Holdings, Inc. (parent holding company of BNY Mellon Capital Markets, LLC.)
•	Cutwater Holdings LLC (parent holding company of Cutwater Asset Management Corporation; Cutwater Investor Services Corporation)

FUND ADMINISTRATORS

•	BNY Mellon Service Kapitalanlage- Gesellschaft Mbh
•	Meriten Investment Management Gmbh